Exhibit 5

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat
Level 25, 60 Martin Place
GPO Box 1
SYDNEY NSW 2000
Telephone: (61 2) 9216 0390
Facsimile: (61 2) 9226 1888

10 March 2003

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY    NSW    2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	-	PAID UP CAPITAL
	-	QUOTED CAPITAL

A total of 519,449 new fully paid shares were allotted on Friday, 7 March 2003 following the exercise of options pursuant to Westpac’s Senior Officers’ Share Purchase Scheme (SOSPS).  The exercise prices for these options were in the range $9.53 - $13.32 (156,000 @ $9.53, 70,000 @ $9.56, 200,000 @ $9.57 and 93,449 @ 13.32).

Paid-up Capital

Previously:	1,767,918,645 ordinary shares each fully paid.

Now:	1,768,438,094 (increase of 519,449) ordinary shares each fully paid.

Quoted Capital

Quoted capital is 1,767,860,094 (increase of 449,449) fully paid ordinary shares.

Since the record date of 27 November 2002, 578,000 fully paid ordinary shares (increase of 70,000) have been allotted upon exercise of options.  These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat
Level 25, 60 Martin Place
GPO Box 1
SYDNEY NSW 2000
Telephone: (61 2) 9216 0390
Facsimile: (61 2) 9226 1888

14 March 2003

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY    NSW    2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	-	PAID UP CAPITAL
	-	QUOTED CAPITAL

A total of 15,000 new fully paid shares were allotted today following the exercise of options pursuant to Westpac’s Senior Officers’ Share Purchase Scheme (SOSPS).  The exercise price for these options was $9.53

Paid-up Capital

Previously:	1,768,495,683 ordinary shares each fully paid.

Now:	1,768,510,683 (increase of 15,000) ordinary shares each fully paid.

Quoted Capital

Quoted capital is 1,767,932,683 (increase of 15,000) fully paid ordinary shares.

Since the record date of 27 November 2002, 578,000 fully paid ordinary shares (unchanged) have been allotted upon exercise of options.  These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat
Level 25, 60 Martin Place
GPO Box 1
SYDNEY NSW 2000
Telephone: (61 2) 9216 0390
Facsimile: (61 2) 9226 1888

21 March 2003

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY    NSW    2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	-	PAID UP CAPITAL
	-	QUOTED CAPITAL

A total of 115,000 new fully paid shares were allotted today following the exercise of options pursuant to Westpac’s Senior Officers’ Share Purchase Scheme (SOSPS).  The exercise price for these options was in the range $9.53 (90,000) to $9.56 (25,000).

Paid-up Capital

Previously:	1,768,510,683 ordinary shares each fully paid.

Now:	1,768,625,683 (increase of 115,000) ordinary shares each fully paid.

Quoted Capital

Quoted capital is 1,768,022,683 (increase of 90,000) fully paid ordinary shares.

Since the record date of 27 November 2002, 603,000 fully paid ordinary shares (increase of 25,000) have been allotted upon exercise of options.  These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat